Exhibit 3.2

AMENDMENT NO. 2 TO
FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
MAGELLAN MIDSTREAM PARTNERS, L.P.
This Amendment No. 2 (this “Amendment No. 2”) to the Fifth Amended and Restated Agreement of Limited Partnership (as amended by Amendment No. 1 and as of the date hereof, the “Partnership Agreement”) of Magellan Midstream Partners, L.P. (the “Partnership”) is hereby executed and effective as of January 16, 2017, by Magellan GP, LLC, a Delaware limited liability company (the “General Partner”), as general partner of the Partnership, on its own behalf and as attorney in fact on behalf of the limited partners pursuant to Section 2.6 of the Partnership Agreement. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.
WHEREAS the General Partner desires to amend the Partnership Agreement to eliminate certain separateness undertakings set forth in Section 2.9 of the Partnership Agreement;
WHEREAS the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Partnership Agreement pursuant to (i) Section 13.1(d) of the Partnership Agreement, to reflect a change that, in the discretion of the General Partner, does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect and (ii) Section 13.1(j) of the Partnership Agreement, to reflect an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4 of the Partnership Agreement;
WHEREAS Section 13.3(e) of the Partnership Agreement requires Special Approval as a condition to amending Section 2.9;
WHEREAS acting pursuant to the power and authority granted to it under the Partnership Agreement and by the Board of Directors of the General Partner (the “Board”), the Conflicts Committee, acting on behalf of the Board, has determined for and on behalf of the General Partner that the amendment to the Partnership Agreement set forth herein (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect and (ii) is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4 of the Partnership Agreement; and
WHEREAS the Conflicts Committee has approved and adopted, including granted Special Approval of, the amendment to the Partnership Agreement set forth herein.
NOW, THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:
Section 1.    Amendment. Section 2.9 of the Partnership Agreement is hereby deleted in its entirety from the Partnership Agreement.
Section 2.    Ratification of Partnership Agreement. Except as expressly modified and amended herein and in Amendment No. 1, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.
Section 3.    Governing Law. This Amendment No. 2 will be governed by and construed in accordance with the laws of the State of Delaware.
Section 4.    Severability. Each provision of this Amendment No. 2 shall be considered severable, and, if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first set forth above.
GENERAL PARTNER:
MAGELLAN GP, LLC

By:    /s/ Michael N. Mears
Name:    Michael N. Mears
Title:    President and Chief Executive Officer

LIMITED PARTNERS:
All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney granted to the General Partner pursuant to Section 2.6 of the Partnership Agreement
    By:    MAGELLAN GP, LLC, attorney-in-fact

By:    /s/ Michael N. Mears
Name:    Michael N. Mears
Title:    President and Chief Executive Officer

Signature page to Amendment No. 2 to the
Fifth Amended and Restated Agreement of Limited Partnership